UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2017

Commission file number 001-36495

IHS MARKIT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1166311
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4th Floor, Ropemaker Place,

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices)

+44 20 7260 2000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 13, 2017, IHS Markit Ltd. (the “Company”) entered into a first supplemental indenture (the “Supplemental Indenture”) among the Company, certain of the Company’s subsidiaries (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture dated as of February 9, 2017 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), pursuant to which the Company issued an additional $300 million aggregate principal amount of 4.75% Senior Notes due 2025 (the “Additional Notes”). The Additional Notes are fully and unconditionally guaranteed, jointly and severally by the Guarantors on a senior unsecured basis (the “Guarantees” and, together with the Additional Notes, the “Securities”). The Securities have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and were offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the Unites States in compliance with Regulation S under the Securities Act.

The terms of the Securities are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to create liens over its assets, enter into certain sale and leaseback transactions and enter into mergers, consolidations, or sell or assign, transfer, lease or convey all or substantially all of its properties and assets. The Indenture also contains customary events of default. Indebtedness under the Securities may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Notes will bear interest at the rate of 4.75% per annum, which is payable in cash on a semi-annual basis on February 15 and August 15 of each year, commencing on August 15, 2017.

The description above does not purport to be complete and is qualified in its entirety by the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On July 13, 2017, the Company announced the closing of its previously announced offering of the Securities. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes, which may include repayment of indebtedness or share repurchases pursuant to its previously announced share repurchase authorization.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

4.1	Supplemental Indenture, dated as of July 13, 2017, among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including the form of 4.75% Senior Notes due 2025).

99.1	Press Release dated July 13, 2017, announcing the closing of the offering of the Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

July 13, 2017	By:	/s/ Todd Hyatt
Name: Todd S. Hyatt
Title: Executive Vice President and Chief Financial Officer